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                                                                    EXHIBIT 12.1


                        LONG DISTANCE INTERNATIONAL INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                      (in thousands, except ratio amounts)



                                                                          YEARS ENDING DECEMBER 31,
                                                      ----------------------------------------------------------------
                                                        1994          1995          1996          1997         1998
                                                      ---------     ---------     --------      ---------    ---------
Fixed Charges:
  Interest                                            $      --     $      18     $    212      $     523    $  23,811
  Amortization of debt expense and debt discounts            --            --           --             --          858
  Interest component of rent                                  7            20           56            130          682
                                                      ---------     ---------     --------      ---------    ---------
Total fixed charges                                   $       7     $      38     $    268      $     653    $  25,351
                                                      =========     =========     ========      =========    =========


Net Loss                                              $    (220)    $  (1,653)    $ (4,021)     $ (11,334)   $ (84,799)
Add (deduct) Fixed charges                                   --            38          268            653       25,351
                                                      ---------     ---------     --------      ---------    ---------

Adjusted earnings                                     $    (220)    $  (1,615)    $ (3,753)     $ (10,681)   $ (59,448)
                                                      =========     =========     ========      =========    =========

Ratio of earnings to fixed charges                       (31.43)       (42.50)      (14.00)        (16.36)       (2.34)
                                                      =========     =========     ========      =========    =========
